Exhibit 1.1

RADIUS HEALTH, INC.

2,750,000 Shares

Common Stock

($0.0001 par value per Share)

UNDERWRITING AGREEMENT

October 2, 2014

UNDERWRITING AGREEMENT

October 2, 2014

Jefferies LLC

Cowen and Company, LLC

As Representatives of the several Underwriters

c/o Jefferies LLC

52 Madison Avenue

New York, New York  10022

Ladies and Gentlemen:

Radius Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 2,750,000 shares (the “Firm Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 412,500 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-198513) under the Act, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness (the “Effective Time”) pursuant to Rule 430A or 430B under the Act.  Any registration statement filed by the Company pursuant to Rule 462(b) under the Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the time of filing any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement, dated October 1, 2014, describing the Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Applicable Time” is 8:30 A.M., New York City time, on October 2, 2014.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, together with the Pricing Information and free writing prospectuses, if any, identified in

Schedule B hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 4(v) of this Agreement.

As used in this Agreement, “business day” shall mean a day on which The NASDAQ Global Market (“NASDAQ”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $17.155 per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the

Underwriters to the Company for the Firm Shares.  The Over-Allotment Option may be exercised by Jefferies LLC and Cowen and Company, LLC (collectively, the “Representatives”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of this Agreement (the “Option Termination Date”), by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as Jefferies LLC may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 7, 2014 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Bingham McCutchen LLP at One Federal Street, Boston, MA, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any; at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Act; the Company meets the requirements for use of Form S-3 under the Act specified in Conduct Rule 5110(B)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”); the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the

Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act;

(b)           each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and the Registration Statement (excluding the exhibits) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus (including any Prospectus wrapper) as of its date, at the time of purchase and at any additional time of purchase, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus (it being understood that such information shall consist only of the statements set forth in the first sentence of the third paragraph and the last sentence of the fourth paragraph under the caption “Underwriting”, the first two sentences of the first paragraph under the caption “Underwriting - Commission and Expenses”, and the first sentence of the first paragraph under the caption “Stabilization”, in the Preliminary Prospectus Supplement or the Final Prospectus Supplement (the “Underwriter Information”)); as of the determination date referenced in Rule 164(h) under the Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Act;

(c)           Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, the Time of Sale Prospectus or any preliminary prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus; each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)           as of June 30, 2014, the Company had outstanding the number of shares of Common Stock identified in the first full paragraph of the section of the Preliminary Prospectus Supplement and Final Prospectus Supplement entitled “Prospectus Supplement Summary - The Offering”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on NASDAQ; and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing; and to the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ;

(e)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(f)            the Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts, which is the only jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the shares of Common Stock from being accepted for listing on, or result in the delisting of shares of Common Stock from NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(g)           the Company has no subsidiaries (as defined under the Act) and does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charter and the bylaws of the Company and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase;

(h)           the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(i)            the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(j)            this Agreement has been duly authorized, executed and delivered by the Company;

(k)           the Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any applicable federal, state, local or foreign law, regulation or rule, (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of the foregoing clauses (B), (C), (D) and (E), for any such breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(l)            the execution, delivery and performance of this Agreement, (y) the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter or bylaws of the Company, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of its properties, except, in the case of the foregoing clauses (B), (C), (D) and (E), for any such breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), having jurisdiction over the Company, or approval of the stockholders of the Company that has not already been obtained, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NASDAQ in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Act or (vi) the filing of a restated certificate incorporation with the Secretary of State of the State of Delaware;

(n)           except as described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, or as has been validly waived in writing as of the date of this Agreement (copies of such waivers to have been made available to you) or will terminate prior to the time of purchase:  (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(o)           except for the approvals from the U.S. Food and Drug Administration and other regulatory authorities necessary for the Company to market and sell their product candidates as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its businesses except where the failure to possess such license, authorization, consent or approval would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p)           there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect;

(q)           Ernst & Young LLP, whose report on the financial statements of the Company is included or incorporated by reference  in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(r)            the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes; all pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply with the requirements of the Act and the Exchange Act, if applicable, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference  in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus;

(s)            each stock option granted under any stock option plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(t)            subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction to which the Company is a party and which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any material change in the capital stock or outstanding indebtedness of the Company (other than the shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus and the grant of awards under stock incentive plans described in the Registration Statement, in each case in the ordinary course of business) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(u)           the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), and (ii) all holders of the outstanding shares of Common Stock (treating, for purposes of this Section 3(u), each holder of any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security as a holder of the shares of Common Stock underlying such security, warrant or right, and treating as outstanding, for purposes of this Section 3(u), each share of Common Stock underlying any such security, warrant or right) affiliated with each such director and officer;

(v)           the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, it will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)          except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company has good and marketable title to all property (real, if any, and personal, excluding for the purposes of this Section 3(v), Intellectual Property (as defined below)) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; and (ii) all the property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases;

(x)           except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described, if any, in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or that are necessary for the conduct of its business as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and general equitable principles; (ii) there are no third parties who have established or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of such Intellectual Property which is licensed to the Company and disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; (iii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vii) the Company has complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; (viii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (ix) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware; and (x) the product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company;

(y)           (i) the Company is not engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company; in the case of clauses (ii) - (iv) above, except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(z)           the Company and its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (A) is not the subject of any investigation, (B) has not received any notice or claim, (C) is not a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is not bound by any judgment, decree or order or (E) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa)         all tax returns required to be filed by the Company have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, except (i) such taxes being contested in good faith and for which adequate reserves have been provided or (ii) where the failure to so file or pay would not, individually or in the aggregate, result in a Material Adverse Effect;

(bb)         the Company maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; the Company has no reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(cc)         the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(dd)         the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)         the Company maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed to the extent required in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act; and upon and at all times after the filing of the Registration Statement for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company and their officers and directors, in their capacities as such, have and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, if any, and the rules and regulations promulgated thereunder;

(ff)          each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(gg)         all statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(hh)         neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ii)           the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(jj)           neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(kk)         the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus and the Prospectus

were and, if still pending, are being conducted in all material respects in accordance with protocols for each such test or trial, as the case may be, and applicable local, state, and federal laws, rules and regulations; each description of the results of such tests and trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and the Company has no knowledge of any other studies or tests not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, the Company has not received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or any other drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company has operated and currently is in compliance in all material respects with all applicable laws, rules, regulations and material policies of the Regulatory Agencies, except to the extent any non-compliance with policies is described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus or the Prospectus;

(ll)           the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(mm)      except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(nn)         neither the Company nor any of its directors or officers, affiliates or controlling persons has taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(oo)         to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus;

(pp)         the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(qq)         prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 1,and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus identified on Schedule B hereto or such other free writing prospectus that has been reviewed and consented to by the Representatives.

In addition, any certificate signed by any officer of the Company and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation in any foreign jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available and furnish to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective and during the period when a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or any free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any free writing prospectus or the Prospectus and, if the Commission should enter any such stop order, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected in writing;

(e)           subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(f)            to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g)           to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(h)           to furnish to you and Underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i)            if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(j)            [Intentionally omitted.]

(k)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any amendments or supplements to any of the foregoing, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof by the Company or its counsel) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys, “Canadian wrapper” or legal investment surveys to the Underwriters and to dealers, and any supplements thereto, in an amount not to exceed $15,000, (v) any listing of the Shares on any securities exchange or qualification of the Shares for listing on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other reasonable disbursements of counsel to the Underwriters relating to FINRA matters, in an amount not to exceed $20,000 (excluding FINRA filing fees), (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (whose engagement has been preapproved by the Company) engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used in connection with the road show), (ix) all costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, and (x) the performance of the Company’s other obligations hereunder; except as otherwise provided in this Agreement (including, without limitation, Section 5, the third paragraph of Section 7 and Section 9 hereof), the Underwriters shall pay their own costs and expenses in connection with the offering of the Shares contemplated hereby, including the costs and expenses of their legal counsel;

(l)            beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, or any other securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock, or any other securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, or any other securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale by the Company of the Shares as contemplated by this Agreement, (B) (i) issuances of Common Stock upon the exercise of options, warrants or other rights to acquire Common Stock under a stock incentive plan of the Company disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus and (ii) the grant of any stock appreciation rights, restricted stock, restricted stock units, stock awards or stock options to employees, consultants, advisors, officers or directors of the Company under a stock incentive plan disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus (C) (i) the issuance by the Company of Common Stock upon exercise of a warrant, or the conversion of a security, in each case outstanding on the date hereof and (ii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus or the Prospectus, (D) the filing by the Company of a registration statement on Form S-8 or a successor form thereto relating to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus or the Prospectus, and (E) issuances of Common Stock or other securities in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration arrangements or intellectual property license agreements), any acquisition of assets or at least a controlling portion of the equity of another entity or the repayment, satisfaction, arrangement or borrowing pursuant to an existing or future credit facility or agreement (provided that (x) the aggregate number of shares of Common Stock or securities issued pursuant to this clause (E) shall not exceed 5.0% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Shares pursuant hereto and (y) the holder of such shares of Common Stock or securities shall sign a Lock-Up Agreement in the form referred to in Section 3(t) hereof; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(l) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that the immediately preceding proviso shall not apply if (i) the safe harbor provided by Rule 139 under the Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of FINRA; (ii) the Common stock is actively traded as defined in Rule 101(c)(1) of Regulation M under the exchange Act and (iii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of this Agreement) to the Representatives a certificate, signed by the Chief Financial Officer and the Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA;

(m)          prior to the Option Termination Date, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent (such consent not to be unreasonably withheld), except as required by applicable law or stock exchange rule;

(n)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o)           not to take, directly or indirectly, without giving effect to the activities of the Underwriters, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(p)           to use its best efforts to cause the Common Stock, including the Shares, to be accepted for listing on NASDAQ, subject to notice of issuance and evidence of satisfactory distribution at or prior to the time of sale or any additional time of sale, if any, as the case may be, and to maintain the listing of the Common Stock, including the Shares, on NASDAQ;

(q)           for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(r)            the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall be deemed to have been given in respect of the Road Show and any free writing prospectus included on Schedule B hereto; the Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request; if at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the time of purchase) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, such free writing prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent;

(s)            the Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder; and

(t)            if requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used in connection with the offering and sale of the Shares; as used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time); and the Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

5.             Certain Agreements of the Underwriters.  Each Underwriters represents and agrees, severally and not jointly, that it shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

6.             Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred by the Underwriters in connection with the offering of the Shares and the other transaction contemplated thereby.

7.             Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, counsel for the Company, each addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives.

(b)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Perkins Coie LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives.

(c)           You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained or incorporated in the Registration Statement, the Time of Sale Prospectus, the Prospectus, and each free writing prospectus, if any.

(d)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Bingham McCutchen LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected as soon as reasonably practicable in writing.

(f)            The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)           (i) prior to and at the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, and no amendment or supplement thereto, shall include, as of its date, the date that it was filed with the Commission, the time of purchase, and, if applicable, the additional time of purchase, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(h)           The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(i)            You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(j)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus, or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(k)           The Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

8.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred:  (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.             Increase in Underwriters’ Commitments.  Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters on Schedule A.

                Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

                The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named on Schedule A hereto.

                If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.          Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter and the successors and assigns of all of the foregoing persons (the “Underwriter Indemnified Parties”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or (B) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) (X) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include each preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Act, and any amendments or supplements to any of the foregoing) or (Y) any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the Underwriter Information in such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such Underwriter Information, in the light of the circumstances under which they were made, not misleading, or (iii) the violation of any laws or regulations of foreign jurisdictions where Shares have been offered or sold, and will reimburse each Indemnified Party (defined below) for any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (the “Company Indemnified Parties” and, together with the “Underwriter Indemnified Parties”, the “Indemnified Parties”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the Underwriter Information, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in such Registration Statement or was necessary to make such Underwriter Information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the Underwriter Information, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such Underwriter Information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against an Indemnified Party in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such Indemnified Party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such Indemnified Party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such Indemnified Party’s enforcement of subsection (a) of this Section 10; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any Indemnified Party pursuant to subsection (a) or (b), except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses by such failure) or otherwise.  The Indemnified Party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall have the right to participate at its cost in, but not have the right to direct, the defense of such Proceeding on behalf of the Indemnified Party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the Section 10(a), such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the Indemnified Party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(d)           If the indemnification provided for in this Section 10 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 10 or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or any Prospectus.

11.          Information Furnished by the Underwriters.  The Underwriter Information constitutes the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

12.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile:	646-619-4437
Attention:	General Counsel

with a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Facsimile:	617-951-8736
Attention:	Julio E. Vega, Esq.
William S. Perkins, Esq.

and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company:

Radius Health, Inc.
950 Winter Street
Waltham, MA 02451
Facsimile:	617-551-4701
Attention:	Robert Ward, Chief Executive Officer

with a copy to:

Latham & Watkins LLP
John Hancock Tower, 20th Floor
200 Clarendon Street
Boston, MA 02116
Facsimile:	617-948-6001
Attention:	Peter N. Handrinos, Esq.

13.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this

Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any Indemnified Party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.          Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.          No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters, and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Name: Robert E. Ward
Title: President and Chief Executive Officer

[The remainder of this page is intentionally left blank.
Signature(s) on following page(s).]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

JEFFERIES LLC

By:	/s/ Dustin Tyner
Name: Dustin Tyner
Title: Managing Director

COWEN AND COMPANY, LLC

By:	/s/ Jason Fenton
Name: Jason Fenton
Title: Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
JEFFERIES LLC	1,531,750
COWEN AND COMPANY, LLC	1,061,500
CANTOR FITZGERALD & CO.	156,750
Total	2,750,000

SCHEDULE B

Pricing Information

Price to public: $18.25 per share

Underwriting discount: $1.095 per share

Number of shares sold: 2,750,000

Additional shares: 412,500

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

EXHIBIT A

RADIUS HEALTH, INC.

Lock-Up Agreement

                                       , 2014

Jefferies LLC

Cowen and Company, LLC

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Radius Health, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Jefferies LLC and Cowen and Company, LLC (collectively, the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, Common Stock (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided that the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period, (c) the exercise of any option, warrant or other right to acquire shares of Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into securities of the Company, provided that any securities received as a result thereof by the undersigned will also be subject to the restrictions in this Lock-up Agreement and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period, (d) dispositions to immediate family members or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, and dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that, in each case, as a condition precedent to any such transfer, such immediate family member and trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period, (e) securities transferred to one or more affiliates of the undersigned and distributions of securities to limited partners, members or stockholders of the undersigned, provided that, as a condition precedent to any such transfer, such proposed transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period, (f) transactions relating to securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Common Stock during the Lock-Up Period and no public announcement or public disclosure of entry into such plan is made or required to be made, (h) transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements or to pay the exercise price of any options issued under any such plan or arrangement, (i) transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained herein, and (j) any Common Stock purchased by the undersigned in connection with the initial public  offering of shares of Common Stock by the Company pursuant to the Registration Statement on Form S-1 (No. 333-194150).  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (ii) the Common Stock is actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act; and (iii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of the Underwriting Agreement) to the Representatives a

certificate, signed by the Chief Financial Officer and the Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Lock-Up Securities of which the undersigned is the record holder, and, with respect to Lock-Up Securities of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such Lock-Up Securities.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors.  The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement.  This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

The undersigned shall be released from all obligations under this Lock-Up Agreement (i) if the Underwriting Agreement does not become effective on or before October 15, 2014, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) if the Underwriters, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page is intentionally left blank.
Signature on following page.]

Yours very truly,

Print Name of Stockholder

By:
Name:
Title:

Address:
Tel:
Fax:
E-mail:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, Robert Ward, President and Chief Executive Officer of Radius Health, Inc., a Delaware corporation (the “Company”), and B. Nicholas Harvey, Senior Vice President, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 7(h) of that certain Underwriting Agreement, dated October 2, 2014 (the “Underwriting Agreement”), among the Company, and, on behalf of the several Underwriters named therein, Jefferies LLC and Cowen and Company, LLC, that as of [                           ], 2014:

1.              He has reviewed the Registration Statement, the Preliminary Prospectus dated October 1, 2014, and the Prospectus.

2.              The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.              The conditions set forth in paragraph (g) of Section 7 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date].

Name:	Robert Ward
Title:	President and Chief Executive Officer

Name:	B. Nicholas Harvey
Title:	Senior Vice President, Chief Financial Officer